EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, the Chief Financial Officer of Campbell & Company, Inc. as general partner, of Campbell Strategic Allocation Fund, L.P., certify that (i) the Form 10K for the year ended December 31, 2009 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., general partner
By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer March 31, 2010

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